SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JULY 13, 1999
                Date of report (Date of earliest event reported)


                                  NUCLEUS, INC.
             (Exact Name of Registrant as Specified in its Charter)


               0-14039                                  11-2714721
       (Commission File Number)             (I.R.S. Employer Identification No.)



       150 NORTH MICHIGAN AVENUE                          60601
          CHICAGO, ILLINOIS                            (Zip Code)
(Address of Principal Executive Offices)


                                  312/683-9000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     As previously reported on Form 8-K dated July 13, 1999 and filed with the Securities and Exchange Commission (the "Commission") on July 28, 1999, Nucleus, Inc. ("Nucleus" or the "Company") acquired Innovative Technology Solutions, Inc. ("ITS") pursuant to an Agreement and Plan of Merger dated as of June 30, 1999 (the "Agreement"). This Form 8-K/A is being filed in accordance with the Commission's rules to include the required historical and pro forma financial information relating to the transaction which was not available at the time of the initial filing on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Nucleus files herewith the following financial statements of ITS:

               Report of Independent Auditor
               Balance Sheets as of December 31, 1997, 1998 and June 30, 1999
                    (unaudited)
               Statements of Income for the years ended December 31, 1997 and
                    1998 and the six-month periods ending June 30, 1998 (unaudited) and 1999 (unaudited)
               Statements of Shareholders' Equity for the years ended December
                    31, 1997 and 1998 and the six-month period ending June 30, 1999 (unaudited)
               Statements of Cash Flows for the years ended December 31, 1997 and 1998 and the six-month periods ending June 30, 1998 (unaudited) and 1999 (unaudited)
               Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Innovative Technology Solutions, Inc.
Seattle, Washington


We have audited the accompanying balance sheets of Innovative Technology Solutions, Inc., a Washington corporation, as of December 31, 1997 and 1998, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Technology Solutions, Inc. as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Watson & Associates, P.S.
August 11, 1999

                      INNOVATIVE TECHNOLOGY SOLUTIONS, INC.
                                 BALANCE SHEETS

                                                          DECEMBER 31,           JUNE 30,
                                                  --------------------------
                                                      1997          1998           1999
                                                  ------------   ------------  -----------
ASSETS                                                                         (UNAUDITED)
Current assets:
 Cash and cash equivalents..................       $ 17,384       $ 36,915      $  241,792
 Accounts receivable........................         78,220        123,928       3,165,486
 Inventory..................................             --         40,731              --
 Loan receivable............................             --         10,000              --
                                                   --------       --------      ----------
    Total current assets....................         95,604        211,574       3,407,278
Property and equipment, net of accumulated
 depreciation...............................         16,886         21,684          11,030
Other assets................................             --             --             216
                                                   --------       --------      ----------
                                                   $112,490       $233,258      $3,418,524
                                                   ========       ========      ==========
LIABILITIES AND NET ASSETS
Current liabilities:
 Line of credit - bank......................       $ 44,729       $ 90,303      $       --
 Accounts payable...........................         26,765         83,102       3,329,057
 Accrued expenses...........................             --            381             622
 Shareholder loan...........................         10,000             --              --
                                                   --------       --------      ----------
    Total current liabilities...............         81,494        173,786       3,329,679
                                                   --------       --------      ----------
Shareholders' equity:
 Capital stock..............................         50,500         50,500          50,500
 Retained (deficit) earnings................        (19,504)         8,972          38,345
                                                   --------       --------      ----------
                                                     30,996         59,472          88,845
                                                   --------       --------      ----------
                                                   $112,490       $233,258      $3,418,524
                                                   ========       ========      ==========


    The accompanying notes are an integral part of the financial statements.

                     INNOVATIVE TECHNOLOGY SOLUTIONS, INC.
                              STATEMENTS OF INCOME


                                                            YEAR ENDED                  SIX MONTHS ENDED
                                                            DECEMBER 31,                     JUNE 30,
                                                  ------------------------------ -----------------------------
                                                       1997           1998            1998            1999
                                                  -------------- --------------- -------------- --------------
                                                                                         (UNAUDITED)
Revenues.........................................    $528,619       $2,356,533     $1,042,629     $10,228,800
Cost of revenues.................................      34,694        1,489,269        634,620       9,418,656
Selling, general & administration expenses.......     405,781          827,837        347,850         763,141
                                                     --------       ----------     ----------     -----------
 Income from operations..........................      88,144           39,427         60,159          47,003
Other expense....................................      (3,567)          (8,301)        (3,963)         (9,540)
                                                     --------       ----------     ----------     -----------
Net income.......................................    $ 84,577       $   31,126     $   56,196     $    37,463
                                                     =========      ==========     ==========     ===========



      The accompanying notes are an integral part of the financial statements.

                      INNOVATIVE TECHNOLOGY SOLUTIONS, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                CAPITAL STOCK
                                          (50,000 SHARES AUTHORIZED,
                                                 NO PAR VALUE)
                                          --------------------------
                                             SHARES                   RETAINED
                                           ISSUED AND                 EARNINGS/
                                           OUTSTANDING    AMOUNT      (DEFICIT)     TOTAL
                                          ------------  ----------   -----------  ---------

Balance at December 31, 1996.............      500       $   500      $(104,081)  $(103,581)
 Issuance of stock.......................      125        50,000             --      50,000
 Net income..............................       --            --         84,577      84,577
                                               ---       -------      ---------   ---------
Balance at December 31, 1997.............      625        50,500        (19,504)     30,996
 Distributions to shareholders...........       --            --         (2,650)     (2,650)
 Net income..............................       --            --         31,126      31,126
                                               ---       -------      ---------   ---------
Balance at December 31, 1998.............      625        50,500          8,972      59,472
 Distributions to shareholders
    (unaudited)..........................       --            --         (8,090)     (8,090)
 Net income (unaudited)..................       --            --         37,463      37,463
                                               ---       -------      ---------   ---------
Balance at June 30, 1999 (unaudited).....      625       $50,500      $  38,345   $  88,845
                                               ===       =======      =========   =========

    The accompanying notes are an integral part of the financial statements.

                     INNOVATIVE TECHNOLOGY SOLUTIONS, INC.
                            STATEMENTS OF CASH FLOWS



                                                                      YEAR ENDED                  SIX MONTHS ENDED
                                                                      DECEMBER 31,                     JUNE 30,
                                                            ------------------------------ -----------------------------
                                                                 1997           1998            1998            1999
                                                            -------------- --------------- -------------- --------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income...........................................         $ 84,577       $ 31,126        $ 56,196     $    37,463
 Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation......................................            6,057         14,531           7,266          21,021
 Change in assets and liabilities:
    Accounts receivable...............................          (78,220)       (45,708)       (419,174)     (3,041,558)
    Inventory.........................................               --        (40,731)             --              --
    Loans receivable..................................               --        (10,000)             --          10,000
    Other assets......................................               --             --              --            (216)
    Accounts payable..................................           26,766         56,337         269,097       3,286,686
    Accrued expenses..................................               --            381             713             241
                                                               --------       --------        --------     -----------
       Net cash provided by operating activities......           39,180          5,936         (85,902)        313,637
                                                               --------       --------        --------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Additions to fixed assets............................           (8,750)       (19,329)         (9,877)        (10,367)
                                                               --------       --------        --------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowing (repayment) of shareholder loan............           (7,896)       (10,000)         40,000              --
 Shares of stock issued...............................           50,000             --              --              --
 Distribution to shareholders.........................               --         (2,650)         (2,650)         (8,090)
 Increase (decrease) in bank line of credit...........          (55,421)        45,574         100,574         (90,303)
                                                               --------       --------        --------     -----------
                                                                (13,317)        32,924         137,924         (98,393)
                                                               --------       --------        --------     -----------
 Net increase (decrease) in cash......................           17,113         19,531          42,145         204,877
 Cash, beginning of year..............................              271         17,384          17,384          36,915
                                                               --------       --------        --------     -----------
 Cash, end of year....................................         $ 17,384       $ 36,915        $ 59,529     $   241,792
                                                               ========       ========        ========     ===========

SUPPLEMENTAL CASH FLOW INFORMATION
 Cash paid for interest...............................         $  3,567       $  9,234      $  4,549       $     7,533




       The accompanying notes are an integral part of the financial statements.

                      INNOVATIVE TECHNOLOGY SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1 -- NATURE OF THE BUSINESS
--------------------------------

     Innovative Technology Solutions, Inc. (the "Company") sells microcomputer products and services to medium to large businesses throughout Washington, Oregon and Idaho. The Company was incorporated in 1995 and is located in Seattle, Washington.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------

     Cash and cash equivalents
     -------------------------

     The Company considers all highly liquid investments with a maturity of three months or less at date of acquisition to be cash equivalents.

     Accounts receivable
     -------------------

     Losses on uncollectible accounts receivable are recognized when such losses become known or indicated. No allowance was considered necessary at December 31, 1998 or 1997. Credit risk is represented by the unsecured receivables stated on the balance sheet.

     Inventory
     ---------

     Inventory is stated at cost on the first-in, first-out basis, and consists of goods in transit from supplier to customer.

     Equipment and depreciation
     --------------------------

     Equipment, which consists primarily of computer equipment and peripherals, is recorded at cost. Depreciation is provided using the straight-line method over useful lives of three to five years.

     Revenue recognition and concentrations
     --------------------------------------

     Revenue is recognized at the time product is delivered or the service is performed. Provision for sales returns are estimated based on the Company's historical return experience.

     Prior to April, 1999 the Company operated under a program with one of its suppliers, whereby the Company acted as a sales agent. Under this program, the Company generated sales of $11,206,000 and $6,450,000 for the supplier and received referral fees (which are included in revenue on the statement of income) of $2,237,000 and $508,700 in 1998 and 1997, respectively. During April, 1999, the Company terminated the program and purchased inventory directly from its supplier for reselling.

     One customer accounted for approximately 24% and 34% of total sales in 1998 and 1997, respectively. Referral fees accounted for approximately 58% and 89% of accounts receivable outstanding at December 31, 1998 and 1997, respectively.

     Income tax
     ----------

     The Company, with the consent of its shareholders, elected under the Internal Revenue Code to be taxed as an S corporation, effective July 21, 1995. As a result of the Company's tax status change, its income and expenses are included with that of the shareholders for federal income tax purposes for periods beginning after July 21, 1995. Therefore no provision or liability for federal income taxes has been included in these financial statements. State and local business excise taxes are included in operating expenses.

     Dividends
     ---------

     The Board of Directors has agreed to declare a dividend at the end of each year sufficient to assist stockholders with payment of tax on corporate taxable income. The Company declared and paid a dividend of $2,650 in 1998 and $8,095 in March 1999.

     Advertising
     -----------

     The Company expenses advertising costs as incurred.

     Use of estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 -- LINE OF CREDIT
------------------------

     The Company has a line of credit with a bank for $125,000, guaranteed by a shareholder and secured by deeds of trust on the personal residences of the principal shareholders. Borrowings on the line totaled $90,303 and $44,729 at December 31, 1998 and 1997, respectively. Interest is charged at the bank's base rate plus two percent, which was 10.0% and 11.5% at December 31, 1998 and 1997, respectively.

NOTE 4 -- RELATED PARTY TRANSACTIONS
------------------------------------

     A corporation partially owned by shareholders of the Company was advanced funds totaling $10,000 as of December 31, 1998. The advance is non-interest-bearing and is unsecured.

     In 1997, a shareholder advanced $10,000 to the Company. The loan, which was unsecured and non-interest bearing, was repaid in 1998.

NOTE 5 -- DEFINED CONTRIBUTION PLAN
-----------------------------------

     In 1998, the Company established a defined contribution plan, qualified under IRC section 401(k), open to participation by all full-time employees over the age of 21, after one year of employment. Under the plan, the Company may make contributions on a discretionary basis. No contribution was made to the plan by the Company in 1998.

NOTE 6 -- CONTINGENCIES (unaudited)
-----------------------------------

     A risk exists that Innovative Technology Solutions, Inc. and its operations could be adversely affected if the computer systems it uses and those used by significant third parties (e.g., vendors, customers, third party administrators, etc.) do not properly process and calculate date-related information and data due to "Y2K" issues. Management is assessing its computer systems and business processes and has initiated actions to address the Y2K needs of the Company as they are identified. Management is also assessing the actions being taken by third parties that are significant to its business. At this time, management has not determined the impact on the Company, including the costs of remediation of the Y2K issue. Management intends to fund the costs of needed Y2K efforts, if any, from cash flows from operations; these costs will be expensed as incurred.

NOTE 7 -- SUBSEQUENT EVENT
--------------------------

     In June, 1999, the Company entered into a purchase agreement with Nucleus, Inc. (Nucleus) whereby all of the outstanding shares of the Company's common stock would be acquired by Nucleus for $1,000,000 plus 1,000,000 shares of Nucleus common stock.

         (b)      PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma combined financial statements of Nucleus give effect to the acquisition of Comp-Pro Computers, Inc. ("Comp-Pro"), Telos Distributing, Inc. ("Telos"), Young Data Systems, Inc. ("YDS") and ITS.

     The unaudited pro forma condensed combined balance sheet as of June 30, 1999 and the pro forma condensed combined statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 have been prepared to illustrate the effect of the acquisitions described above. The acquisitions (accounted for as purchases) are treated as if they had occurred on June 30, 1999, in the pro forma balance sheet and as of January 1, 1998, for the pro forma statement of operations for the year ended December 31, 1998 and January 1, 1999 for the six months ended June 30, 1999. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 was prepared from the historical statements of operations of Nucleus, Comp-Pro, Telos, YDS and ITS for the year then ended. The unaudited pro forma condensed combined balance sheet as of June 30, 1999 and the statement of operations for the six months ended June 30, 1999, were prepared from the unaudited historical balance sheets and statements of operations of Nucleus, Comp-Pro, Telos, YDS and ITS, respectively.

     The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial positions or combined results of operations of Nucleus that would have been reported had the acquisitions described above occurred on the dates indicated, nor do they represent a forecast of the combined financial position of Nucleus at any future date or the combined results of operations of Nucleus for any future period. Furthermore, no effect has been given in the pro forma combined statements of operations for synergies or cost savings, if any, that may be realized. The unaudited pro forma condensed combined financial statements reflect the acquisitions, using the purchase method of accounting.

     The following unaudited pro forma condensed combined financial statements and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with Nucleus' Management's Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended, and its Quarterly Report on Form 10-Q for the period ended June 30, 1999, and the audited financial statements of ITS, which are also included within this Form 8-K/A.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1999



                                                      HISTORICAL                  PRO FORMA
                                              -----------------------------
                  ASSETS                        NUCLEUS(1)         ITS           ADJUSTMENTS(3)    PRO FORMA
                                              --------------  -------------     --------------   -------------
Current assets:
   Cash....................................    $         --   $     241,792      $         --    $    241,792
   Accounts receivable.....................         225,415       3,165,486                --       3,909,901
   Subscription receivable.................         200,000              --                --         200,000
   Unbilled revenue........................         139,721              --                --         139,721
   Inventory...............................         131,234              --                --         131,234
   Other current assets....................         106,014              --                --         106,014
                                               ------------   -------------      ------------    ------------
      Total current assets.................         802,384       3,407,278                --       4,209,662

Property, plant and equipment, net.........          76,133          11,030                --          87,163
Other assets...............................         500,000             216                --         500,216
Intangibles, net...........................       2,037,337              --         4,818,155(3)    6,855,492
                                               ------------   -------------      ------------    ------------
      Total assets.........................    $  3,415,854   $   3,418,524      $  4,818,155    $ 11,652,533
                                               ============   =============      ============    ============

Current liabilities:
   Bank overdraft..........................    $      9,957   $          --      $         --    $      9,957
   Accounts payable........................       1,005,782       3,329,057                --       4,334,839
   Accrued expenses........................         289,258             622            32,000(3)      321,880
   Due to former owners....................          60,000              --                --          60,000
   Note payable to former owners...........              --              --         1,000,000(3)    1,000,000
   Due to related parties..................         241,258              --                --         241,258
                                               ------------   -------------      ------------    ------------
      Total current liabilities............       1,606,255       3,329,679         1,032,000       5,967,934
                                               ------------   -------------      ------------    ------------

Stockholders' equity:
   Common stock and paid in
      capital..............................       6,123,782          50,500         3,824,500(3)    9,998,782
   Preferred stock.........................              --              --                --              --
   Retained (deficit) earnings.............      (4,314,183)         38,345           (38,345)(3)  (4,314,183)
                                               ------------   -------------      ------------    ------------
      Total stockholders' equity...........       1,809,599          88,845         3,786,155       5,684,599
                                               ------------   -------------      ------------    ------------
      Total liabilities and                    $  3,415,854   $   3,418,524      $  4,818,155    $ 11,652,533
        stockholders' equity...............    ============   =============      ============    ============


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999


                                                         HISTORICAL
                                   ---------------------------------------------------------------  PRO FORMA
                                    NUCLEUS(1)  COMP-PRO(2)    TELOS(2)     YDS(2)       ITS       ADJUSTMENTS      PRO-FORMA
                                   -----------  -----------  ----------  ----------  -----------  ------------    -------------


Revenue, net...................    $ 1,297,628  $  185,684   $  253,288  $  258,585  $10,228,800  $        --     $  12,223,985
Cost of revenues...............        987,467     158,931      162,912     200,878    9,418,656           --        10,928,844
Selling, general, & administrative
   expenses....................      1,220,905      31,495      100,735      65,335      763,141           --         2,181,611
Amortization expense...........         13,503          --           --          --           --       214,839(4)       228,342
                                   -----------  ----------   ----------  ----------  -----------  ------------    -------------

Income (loss) from operations..       (924,247)     (4,742)     (10,359)     (7,628)      47,003      (214,839)      (1,114,812)

Other income (expense).........          8,680          13       (5,710)     (2,434)      (9,540)      (38,750)(5)      (47,741)
                                   -----------  ----------   ----------  ----------  ------------ ------------    -------------

Income (loss) before taxes.....       (915,567)     (4,729)     (16,069)    (10,062)      37,463      (253,589)      (1,162,553)

Income tax expense (benefit)...             --          --           --          --           --            --               --
                                   -----------  ----------   ----------  ----------  -----------  ------------    -------------

Net income (loss)..............    $  (915,567) $   (4,729)  $  (16,069)  $ (10,062) $    37,463  $   (253,589)   $  (1,162,553)
                                   ===========  ==========   ==========   =========  ===========  ============    =============

   Diluted loss per share.....     $     (0.14)                                                                   $       (0.15)
                                   ===========                                                                    =============

   Diluted weighted average          6,560,380                                                       1,386,164(6)     7,946,544
      shares outstanding.......    ===========                                                    ============    =============




         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                         HISTORICAL
                                   -------------------------------------------------------------   PRO FORMA
                                    NUCLEUS(1)  COMP-PRO(2)    TELOS(2)    YDS(2)       ITS       ADJUSTMENTS       PRO-FORMA
                                   -----------  -----------  ----------- ----------  -----------  ------------    -------------

Revenues, net..................    $ 3,574,572  $   481,176  $ 1,300,648 $  522,725  $ 2,356,533  $         --    $   8,235,654
Cost of revenue................      2,517,157      423,252      952,288    439,479    1,489,269            --        5,821,445
Selling, general, & administrative
   expenses....................      1,602,992       81,188      287,742    132,545      827,837            --        2,932,704
Amortization expense...........             --           --           --         --           --       456,684(4)       456,684
                                   -----------  -----------  ----------- ----------  -----------  ------------       ----------

Income (loss) from operations..       (545,577)     (23,264)      60,618    (49,299)      39,427      (456,684)        (975,179)

Other income (expense).........         21,106          --          (203)       381       (8,301)      (85,000)(5)      (72,017)
                                   -----------  -----------  ----------- ----------  -----------  ------------       ----------

Income (loss) before taxes.....       (524,471)     (23,264)      60,415    (48,918)      31,126      (541,684)      (1,047,196)

Income tax expense (benefit)...        (25,820)        --         12,761         --           --            --          (13,059)
                                   -----------  -----------  ----------- ----------  -----------  ------------       ----------
Income (loss) before
   extraordinary Item..........    $  (498,651) $   (23,264) $    47,654 $  (48,918) $    31,126  $   (541,684)   $  (1,034,137)
                                   ===========  ===========  =========== ==========  ===========  ============    =============

   Diluted income (loss) per
      share....................    $     (0.08)                                                                   $       (0.13)
                                   ===========                                                                    -------------

   Diluted weighted average          6,413,165                                                       1,425,000(6)     7,838,165
      shares outstanding.......    ===========                                                    ============    =============



                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                             COMBINED FINANCIAL DATA


1. On April 15, 1999, Nucleus Holdings Corporation was merged with and into Nucleus, with Nucleus the surviving corporation. The merger was approved by the board of directors of both Nucleus Holdings and Nucleus, and required the holder of Nucleus Holdings common stock to receive 5,307.109 shares of Nucleus common stock for each of its 1,000 outstanding shares.

2. The historical results of operations of Comp Pro for the six months ended June 30, 1999, reflect the operations of Comp Pro from January 1, 1999 to April 30, 1999 (date of acquisition). The historical results of operations of Telos for the six months ended June 30, 1999, reflect the operations of Telos from January 1, 1999 to May 20, 1999 (date of acquisition). The historical results of operations of YDS for the six months ended June 30, 1999, reflect the operations of YDS from January 1, 1999 to June 15, 1999 (date of acquisition).

3. Nucleus has accounted for the ITS acquisition as a purchase. The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair values, based upon preliminary determinations, as follows:


               Total purchase price, including expenses....................      $4,907,000
               Current assets..............................................       3,407,278
               Other assets................................................          11,246
               Liabilities assumed.........................................       3,329,679
                                                                                 ----------
               Excess purchase price over net assets acquired..............      $4,818,155
                                                                                 ==========

         Pro forma adjustments have been recorded to reflect the purchase price as described above.

4. Represents amortization expense associated with goodwill totaling $6.9 million recorded in connection with the acquisitions amortized over 15 years and the Comp Pro covenants not-to-compete of $25,000 amortized over three years.

5. Represents interest expense on the $1,000,000 ITS note which bears interest at prime plus 1% recorded in connection with the acquisitions.

6. Represents the issuance of 1,425,000 shares to consummate the acquisitions of Telos, YDS and ITS. For diluted income (loss) per share purposes, these shares have been weighted for the period such shares were actually outstanding.

         (c)      EXHIBITS.

                  None.

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


                                   SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           NUCLEUS, INC.
                                           (Registrant)

Date: September 10, 1999                 By:/s/ J. Theodore Hartley
                                            ------------------------------------
                                                J. Theodore Hartley,
                                                Executive Vice President and
                                                Chief Financial Officer


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